Exhibit 99.1

Contact:
David Nagler
Vice President Corporate Affairs
ARYx Therapeutics, Inc.
(510) 585-2200 x. 211
dnagler@aryx.com

ARYX THERAPEUTICS PROVIDES UPDATE ON COMPANY STATUS

FREMONT, CA., December 15, 2010 — ARYx Therapeutics, Inc. (NASDAQ:ARYX) today reported on its on-going strategic corporate efforts to optimize the value of its assets on behalf of the company’s stockholders. Over the course of the strategic process ARYx initiated earlier this year, the most significant interest, even in the absence of a binding offer, was shown in ARYx’s gastrointestinal product candidate, naronapride (ATI-7505), demonstrating the potential value of the asset. Also, interactions with the US Food and Drug Administration (“FDA”) in April 2010 substantially clarified the remaining clinical development requirements for the compound. As a result, the lead investors in ARYx encouraged the company to seek substantial additional funding to continue the development of naronapride internally, and such funding has been actively pursued since late summer without final resolution.

“Our efforts over 2010 convinced us that the most significant value from our product candidates could be achieved through the continued internal development of naronapride,” said Dr. Paul Goddard, Ph.D., chairman and chief executive officer of ARYx. “The substantial funding we sought would allow us to complete the first of two planned pivotal Phase 3 clinical trials for naronapride, at which time we would either seek a partner for the continued development of naronapride or look to raise additional funding to complete the development of the compound. In either instance, we expect the value of naronapride to reflect that substantial, additional progress,” added Dr. Goddard.

As part of its effort to build value in naronapride and to enable the planned financing, ARYx submitted a proposed Phase 3 clinical trial protocol to the FDA in September 2010 under the Special Protocol Assessment (“SPA”) procedure. By responding to a SPA, the FDA provides valuable guidance on the protocol to be applied to planned clinical trials. The FDA response to ARYx’s SPA was due the first week in November 2010. However, the FDA has informed ARYx it will not provide its response until the first quarter of 2011 (the “FDA Response”).

Due to this delay and the lack of clarity as to the path forward for the development of naronapride, ARYx could not obtain the financing it expected to close in November. While ARYx believes the FDA Response should provide clear and reasonable guidance on the path forward for naronapride, there will not be sufficient certainty until at least the end of the first quarter of 2011.  The completion of a financing to allow for the continued internal development of naronapride requires that FDA guidance first be provided allowing for an acceptable development path for the product candidate.  Nevertheless, there is no assurance that such a financing will occur even with a positive FDA Response.

ARYx has been working with its creditors and certain existing and new investors to attempt to finance itself through the expected FDA Response date. As previously reported, ARYx’s current cash and cash equivalents are not sufficient to fund the company’s operations beyond the end of 2010 without additional funding. ARYx has scheduled payments due on January 1, 2011 on its existing secured debt obligations that exceed its projected cash balance on such date.  Certain current and new investors have indicated a willingness to potentially fund ARYx’s minimal operations through the date of the anticipated FDA Response. Holders of ARYx’s secured debt have also indicated a willingness to defer principal payments on their debt for a period of time, but no final agreements have been agreed to with these parties. On December 14, 2010, ARYx’s Board of Directors approved a restructuring plan providing for termination of all current employees in order to substantially reduce the company’s operational expenses and, thereby, increase the likelihood of ARYx attracting interim financing by reducing the costs incurred during the period of time needed to obtain the FDA Response.  Under the approved restructuring plan, all employees of ARYx, including officers, have been terminated effective December 15, 2010. All employees have entered into consulting agreements to continue to provide to ARYx services needed to allow the company to continue to function, including facilitating the on-going FDA interactions.  Each of the officers currently remains in their respective roles. There is no assurance ARYx will be able to obtain necessary agreements from its secured creditors and the additional funding from investors needed to continue operations beyond 2010 and through to the anticipated FDA Response.

“While these decisions are very difficult, we believe it is important to do everything possible to allow ARYx the time to complete this important FDA interaction, leading potentially to a value creating step for naronapride which could benefit both our creditors and investors. The departure of our remaining employees should not in any way reflect on the value of their past contributions. This is a regrettable development that we cannot avoid addressing, even if we eventually receive reasonable FDA guidance. ARYx sincerely thanks every employee for their unfailing commitment up to now,” concluded Dr. Goddard.

About ARYx Therapeutics, Inc.

ARYx Therapeutics is a biopharmaceutical company focused on developing a portfolio of internally discovered products designed to eliminate known safety issues associated with well-established, commercially successful drugs. Please visit ARYx’s Website at www.aryx.com for additional information.

Forward-looking Statements

This press release contains forward-looking statements, including, without limitation, statements related to the occurrence and likelihood of ARYx’s financing and development strategy for naronapride, the timing and result of the FDA Response, and the occurrence, timing and likelihood of a restructuring of ARYx’s secured debt to defer scheduled principal payments and additional interim financing to enable ARYx to continue operations beyond 2010 and through to the anticipated FDA Response. Words such as “potential,” “could,” “would,” “look to,” “expect,” “will,” “believes,” “should,” “potentially” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARYx’s current expectations. Forward-looking statements involve risks and uncertainties. ARYx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that ARYx will need substantial additional funding in the near term and may be unable to raise capital when needed which would force ARYx to limit or cease its operations and related product development programs, the risk that ARYx has incurred significant operating losses since inception and expects to continue to incur substantial and increasing losses for the foreseeable future and may never achieve or sustain profitability, the risk that ARYx’s loan agreements impose restrictions on the company that may adversely affect ARYx’s ability to operate its business,  the risk that if ARYx fails to regain compliance with the listing requirements of the NASDAQ Global Market its common stock may be delisted and the price of ARYx’s common stock and its ability to access the capital markets could be negatively impacted, the risk that ARYx’s success depends substantially on its most advanced product candidates, the risk that any collaborative arrangements will likely place the development of ARYx’s product candidates outside of its control, the risk that ARYx depends on collaborative arrangements to complete the development and commercialization of each of its product candidates and ARYx may have to alter its development and commercialization plans if collaborative relationships are not established for tecarfarin, budiodarone and naronapride, the risk that ARYx’s product candidates may not demonstrate safety and efficacy or lead to regulatory approval, the risk that any failure or delay in commencing or completing clinical trials for its product candidates could severely harm ARYx’s business, and the risk that third party manufacturers could delay or prevent the clinical development of ARYx’s product candidates. These and other risk factors are discussed under “Risk Factors” and elsewhere in ARYx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and other filings with the Securities and Exchange Commission. ARYx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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